UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

CVB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 28, 2011, Mr. Edward J. Biebrich, Executive Vice President and Chief Financial Officer for CVB Financial Corp. (“CVB”) and Citizens Business Bank (the “Bank”), submitted his notice of retirement, effective March 1, 2011.

(c) On February 1, 2011, CVB and the Bank announced the appointment of Richard C. Thomas to the positions of Executive Vice President and Chief Financial Officer of CVB and the Bank, effective March 1, 2011.

Mr. Thomas, age 62, has been serving in the position of Executive Vice President-Finance and Accounting with the Bank since December 13, 2010. Prior to that, Mr. Thomas served as the Chief Risk Officer of Community Bank for 10 months in 2010 and as an audit partner with the accounting firm of Deloitte & Touche, LLP from 1987 to 2009. Mr. Thomas has not had any relationships with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K.

Mr. Thomas’ compensation arrangement provides for: (a) a base salary of $285,000 per year; (b) the grant of a stock option to purchase 20,000 shares of the Company’s common stock under the CVB Financial Corp. 2008 Equity Plan; (c) eligibility for a bonus of up to 75% of his base salary, consistent with the Bank’s applicable executive incentive compensation program, based upon Mr. Thomas’ performance and accomplishment of business and financial goals during the fiscal year 2011 and the overall financial performance of the Bank; (d) participation in the deferred compensation and 401(k)/profit-sharing programs; (e) eligibility to participate in group benefit plans and programs of the Company; and (f) an automobile allowance of $1,200 per month.

Mr. Thomas' employment arrangement also includes severance compensation in the event of a change in control of CVB or the Bank if Mr. Thomas' employment is terminated (whether by the successor corporation or by him) within one year of the occurrence of such change in control. Upon such termination, Mr. Thomas would receive two years of his base salary and two times the average of his bonus for the prior two years. In addition, all outstanding unvested stock options or restricted stock granted to him would accelerate.

A copy of the press release announcing the retirement and appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-looking Statements:

Certain matters set forth in this report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current expectations regarding future results, the transition within the Company’s finance department and other similar forecasts and statements of expectations of assumptions underlying any of the foregoing. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties are set forth in the Company’s public reports, including its Annual Report on Form 10-K for the year ended December 31, 2009, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release announcing Chief Financial Officer’s Retirement and Appointment of Replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: February 3, 2011

By: /s/ Edward J. Biebrich Jr.
Edward J. Biebrich Jr.,
Executive Vice President and Chief
Financial Officer

Exhibit Index

99.1     Press Release announcing Chief Financial Officer’s Retirement and Appointment of Replacement